FREE WRITING PROSPECTUS
DATED OCTOBER 1, 2007

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-866-500-5409.

CWALT, INC.
Depositor

Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

Alternative Loan Trust 2007-OA9
Issuing Entity

Mortgage Pass-Through Certificates, Series 2007-OA9

This free writing prospectus updates certain information contained in the Prospectus Supplement, dated July 27, 2007 (the “Prospectus Supplement”) relating to the Mortgage Pass-Through Certificates, Series 2007-OA9.

This free writing prospectus updates the information contained in following sections of the Prospectus Supplement:

•	the “Risk Factors” section beginning on page S-17 of the Prospectus Supplement;

•	the “Servicing of Mortgage Loans—Countrywide Home Loans” section on page S-45 of the Prospectus Supplement; and

•	the “Static Pool Data” section on page S-51 of the Prospectus Supplement.

In addition, the Certificateholder Monthly Distribution Summaries for the distribution dates occurring in August 2007 and September 2007 are attached hereto as Annex A and provide information regarding the distributions made to the certificates on the distribution dates occurring in August 2007 and September 2007, updated information regarding the mortgage loans and certain other information.

Countrywide Securities Corporation

Risk Factors

The section of the Prospectus Supplement titled “Risk Factors” beginning on page S-17 of the Prospectus Supplement is updated by adding the following paragraphs at the end of that section:

Mortgage Loans With Larger Principal Balances May Have A Disproportionate Effect On Your Certificates
The table in Annex A entitled “Current Principal Balances” specifies the percentage of the mortgage loans in each loan group, by aggregate stated principal balance as of the cut-off date, that have principal balances in each of the ranges specified in those tables. The prepayment, delinquency, default and loss experience of mortgage loans with large principal balances may have a greater effect on the performance of the certificates related to the applicable loan group than other mortgage loans. Significant realized losses on one or more mortgage loans with large principal balances will result in a substantial reduction in (or elimination of) the amount of overcollateralization and/or a substantial reduction or total write-down of the class certificate balance of one or more classes of subordinated certificates.

Withdrawal Or Downgrading Of Initial Ratings Is Likely To Affect The Values Of The Certificates
The rating by each of the rating agencies of the certificates is not a recommendation to purchase, hold or sell the certificates since that rating does not address the market price or suitability for a particular investor. The rating agencies may reduce or withdraw the ratings on the certificates at any time they deem appropriate. In general, the ratings address credit risk and do not address the likelihood of prepayments.

The ratings on the certificates will depend primarily on an assessment by the rating agencies of the mortgage loans. A reduction or withdrawal of the ratings assigned to the certificates is likely to reduce the market value of the certificates and may affect your ability to sell them.

Recent Developments In The Residential Mortgage Market May Adversely Affect The Performance And Market Value Of Your Securities
Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your securities.  Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months and may continue to increase. These increases in delinquencies and losses have generally been more severe with respect to subprime mortgage loans and second-lien mortgage loans.  In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation, and housing values are expected to remain stagnant or decrease during the near term.  A continued decline or an extended flattening of housing values may result in additional increases in delinquencies and losses on residential mortgage loans generally
Investors should note that delinquencies and losses generally have been increasing with respect to securitizations sponsored by Countrywide Home Loans, Inc. These increases in delinquencies and losses (as adjusted for age) are most pronounced for recent vintages and are especially pronounced for those securitized pools that include loans with higher risk characteristics, including reduced documentation, higher loan-to-value ratios or lower credit scores. See “Static Pool Data” in this prospectus supplement and the Internet website referenced in that section for delinquency and loss information regarding certain prior securitized pools of Countrywide Home Loans, Inc.

2

In addition, numerous residential mortgage loan originators have recently experienced serious financial difficulties and, in some cases, bankruptcy. These difficulties may affect the market value of your securities.

Numerous laws, regulations and rules related to the servicing of mortgage loans, including foreclosure actions, have been proposed recently by federal, state and local governmental authorities. If enacted, these laws, regulations and rules may result in delays in the foreclosure process, reduced payments by borrowers or increased reimbursable servicing expenses, which are likely to result in delays and reductions in the distributions to be made to certificateholders. Certificateholders will bear the risk that these future regulatory developments will result in losses on their certificates, whether due to delayed or reduced distributions or reduced market value.

Lack Of Liquidity In The Secondary Market May Adversely Affect The Market Value Of Your Securities
The secondary mortgage markets are currently experiencing unprecedented disruptions resulting from reduced investor demand for mortgage loans and mortgage-backed securities and increased investor yield requirements for those loans and securities. As a result, the secondary market for mortgage-backed securities is experiencing extremely limited liquidity. These conditions may continue or worsen in the future.

Limited liquidity in the secondary market for mortgage-backed securities has had a severe adverse effect on the market value of mortgage-backed securities, especially those that are backed by subprime or second-lien mortgage loans. Limited liquidity in the secondary market may continue to have a severe adverse effect on the market value of mortgage-backed securities, especially those that are backed by subprime or second-lien mortgage loans, those securities that are more sensitive to prepayment, credit or interest rate risk and those securities that have been structured to meet the investment requirements of limited categories of investors. See “Risk Factors—Secondary Market For The Securities May Not Exist” in the prospectus.

If only a portion of the certificates have been sold to the public, the market for the certificates could be illiquid because of the small amount of certificates held by the public. In addition, the market overhang created by the existence of certificates that the market is aware may be sold to the public in the near future could adversely affect your ability to sell, and/or the price you receive for, your certificates.

Servicing of Mortgage Loans - Countrywide Home Loans

The section of the Prospectus Supplement titled “Servicing of Mortgage Loans—Countrywide Home Loans” on page S-45 of the Prospectus Supplement is updated by inserting the following paragraph as the third paragraph of that section:

3

On August 16, 2007, Standard & Poor's Ratings Services affirmed its "A/A-1" counterparty credit ratings on Countrywide Home Loans and placed such ratings on "CreditWatch Negative" status.  On August 16, 2007, Moody's Investors Service changed its senior debt rating assigned to Countrywide Home Loans from "A3" to "Baa3" and its short-term debt rating assigned to Countrywide Home Loans from "Prime-2" to "Prime-3", and Moody's Investors Service also placed such ratings under review for further downgrade.  On August 16, 2007, Fitch Ratings changed its long-term issuer default rating assigned to Countrywide Home Loans from "A" to "BBB+" and its short-term issuer default rating assigned to Countrywide Home Loans from "F1" to "F2", and on August 23, 2007, Fitch Ratings placed such ratings on "Rating Watch Evolving" status.

Static Pool Data

The section of the Prospectus Supplement titled “Static Pool Data” on page S-51 of the Prospectus Supplement is updated by replacing the paragraphs in that section with the following:

Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com?CWDD=01200708. This static pool data is not deemed part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

•	prior securitized pools of Countrywide Home Loans that do not include the mortgage loans and that were established before January 1, 2006; or

•	in the case of information regarding the mortgage loans, information about the mortgage loans for periods before January 1, 2006.

Delinquency data available at the foregoing web address has been calculated according to the MBA Method.

We cannot assure you that the prepayment, loss or delinquency experience of the mortgage loans sold to the issuing entity will be comparable to the historical prepayment, loss or delinquency experience of any of the other securitized pools sponsored by the Countrywide Home Loans. In this regard, you should note how the characteristics of the mortgage loans in those securitized pools differ from the characteristics of the issuing entity’s mortgage loans. Such differences, along with the varying economic conditions to which those securitized pools were subject, may make it unlikely that the issuing entity’s mortgage loans will perform in the same way that any of those pools has performed.

4

ANNEX A

[Certificate Monthly Distribution Summaries]

THE  BANK OF NEW  YORK
101 Barclay Street, 4 West                                                                                                                                                                                                                                                                                                                                                                               Distribution Date: 08/27/07
New York, NY 10286
Officer:          Corrie Wagner                                                                                       212-815-8357
Associate:        William Herrmann                                                                                    212-815-4595
CWALT, Inc.
Alternative Loan Trust 2007-OA9
Mortgage Pass-Through Certificates, Series 2007-OA9

Certificateholder Monthly Distribution Summary

-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
            Class                                  Cusip                 Class  Description                 Certificate Rate  Type                         Beginning Balance             Pass Through Rate (%)            Principal Distribution                Interest Distribution                 Total  Distribution          Current Realized Losses                       Ending Balance           Cumulative Realized Losses
-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
               A1                              02150YAA7                             Senior                            Var-Act/360                            212,195,000.00                                \                       7,771,094.32                           925,877.52                        8,696,971.84                                -                       204,423,905.68                                    -
               A2                              02150YAB5                             Senior                            Var-Act/360                             88,414,000.00                         5.670000                       3,237,934.60                           389,905.74                        3,627,840.34                                -                        85,176,065.40                                    -
               A3                              02150YAC3                             Senior                            Var-Act/360                             53,048,000.00                         5.820000                       1,942,746.11                           240,130.61                        2,182,876.73                                -                        51,105,253.89                                    -
               XP                                                                                                                                             405,337,894.00                         2.707750                                  -                         1,002,449.76                        1,002,449.76                                -                       392,386,119.41                                    -
             XP-1                              02150YAD1                           Strip IO                             Var-30/360                            353,657,000.00                         2.858457                                  -                           930,249.62                          930,249.62                                -                       340,705,224.96                                    -
            XPO-1                              02150YAD1                           Strip PO                             Var-30/360                                         -                         0.000000                                  -                                    -                                   -                                -                                    -                                    -
             XP-2                              02150YAD1                           Strip IO                             Var-30/360                             51,680,894.00                         1.676445                                  -                            72,200.14                           72,200.14                                -                        51,680,894.45                                    -
            XPO-2                              02150YAD1                           Strip PO                             Var-30/360                                         -                         0.000000                                  -                                    -                                   -                                -                                    -                                    -
               AR                              02150YAS8                             Senior                             Var-30/360                                    100.00                         8.137854                             100.00                                 0.68                              100.68                                -                                    -                                    -

-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
               M1                              02150YAE9                        Subordinate                            Var-Act/360                             11,147,000.00                         6.570000                                  -                            56,961.17                           56,961.17                                -                        11,147,000.00                                    -
               M2                              02150YAF6                        Subordinate                            Var-Act/360                              8,107,000.00                         6.820000                                  -                            43,003.13                           43,003.13                                -                         8,107,000.00                                    -
               M3                              02150YAG4                        Subordinate                            Var-Act/360                              3,040,000.00                         7.070000                                  -                            16,716.62                           16,716.62                                -                         3,040,000.00                                    -
               M4                              02150YAH2                        Subordinate                            Var-Act/360                              4,053,000.00                         7.070000                                  -                            22,287.00                           22,287.00                                -                         4,053,000.00                                    -
               M5                              02150YAJ8                        Subordinate                            Var-Act/360                              2,027,000.00                         7.070000                                  -                            11,146.25                           11,146.25                                -                         2,027,000.00                                    -
               M6                              02150YAK5                        Subordinate                            Var-Act/360                              2,027,000.00                         7.070000                                  -                            11,146.25                           11,146.25                                -                         2,027,000.00                                    -
               M7                              02150YAL3                        Subordinate                            Var-Act/360                              3,040,000.00                         7.070000                                  -                            16,716.62                           16,716.62                                -                         3,040,000.00                                    -
               M8                              02150YAM1                        Subordinate                            Var-Act/360                              1,013,000.00                         7.070000                                  -                             5,570.37                            5,570.37                                -                         1,013,000.00                                    -
               M9                              02150YAN9                        Subordinate                            Var-Act/360                              3,040,000.00                         7.070000                                  -                            16,716.62                           16,716.62                                -                         3,040,000.00                                    -
               B1                              02150YAP4                        Subordinate                            Var-Act/360                              7,499,000.00                         7.070000                                  -                            41,236.17                           41,236.17                                -                         7,499,000.00                                    -
               B2                              02150YAQ2                        Subordinate                            Var-Act/360                              2,229,000.00                         7.070000                                  -                            12,257.02                           12,257.02                                -                         2,229,000.00                                    -
               B3                              02150YAR0                        Subordinate                            Var-Act/360                              4,458,894.45                         7.070000                                  -                            24,518.23                           24,518.23                                -                         4,458,894.45                                    -

-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
           Totals                                                                                                                                             405,337,994.45                                                       12,951,875.03                         2,836,639.76                       15,788,514.80                                -                       392,386,119.42                                    -

-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

Principal Distribution Detail

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
            Class                                  Cusip       Original Certificate Balance          Beginning Certificate Balance          Scheduled Principal Distribution      Net  Principal Distribution                  Deferred Interest              Current Realized Losses         Ending  Certificate Balance       Ending  Certificate Factor
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
               A1                              02150YAA7                     212,195,000.00                         212,195,000.00                              7,771,094.32                     7,771,094.32                                  -                                    -                      204,423,905.68                      0.963377580
               A2                              02150YAB5                      88,414,000.00                          88,414,000.00                              3,237,934.60                     3,237,934.60                                  -                                    -                       85,176,065.40                      0.963377580
               A3                              02150YAC3                      53,048,000.00                          53,048,000.00                              1,942,746.11                     1,942,746.11                                  -                                    -                       51,105,253.89                      0.963377580
               XP                                                            405,337,894.00                         405,337,894.00                                         -                                -                                  -                                    -                      392,386,119.41                      0.968046968
             XP-1                              02150YAD1                     353,657,000.00                         353,657,000.00                                         -                                -                                  -                                    -                      340,705,224.96                      0.963377580
            XPO-1                              02150YAD1                                  -                                      -                                         -                                -                                  -                                    -                                   -                      0.000000000
             XP-2                              02150YAD1                      51,680,894.00                          51,680,894.00                                         -                                -                                  -                                    -                       51,680,894.45                      1.000000009
            XPO-2                              02150YAD1                                  -                                      -                                         -                                -                                  -                                    -                                   -                      0.000000000
               AR                              02150YAS8                             100.00                                 100.00                                    100.00                           100.00                                  -                                    -                                   -                      0.000000000

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
               M1                              02150YAE9                      11,147,000.00                          11,147,000.00                                         -                                -                                  -                                    -                       11,147,000.00                      1.000000000
               M2                              02150YAF6                       8,107,000.00                           8,107,000.00                                         -                                -                                  -                                    -                        8,107,000.00                      1.000000000
               M3                              02150YAG4                       3,040,000.00                           3,040,000.00                                         -                                -                                  -                                    -                        3,040,000.00                      1.000000000
               M4                              02150YAH2                       4,053,000.00                           4,053,000.00                                         -                                -                                  -                                    -                        4,053,000.00                      1.000000000
               M5                              02150YAJ8                       2,027,000.00                           2,027,000.00                                         -                                -                                  -                                    -                        2,027,000.00                      1.000000000
               M6                              02150YAK5                       2,027,000.00                           2,027,000.00                                         -                                -                                  -                                    -                        2,027,000.00                      1.000000000
               M7                              02150YAL3                       3,040,000.00                           3,040,000.00                                         -                                -                                  -                                    -                        3,040,000.00                      1.000000000
               M8                              02150YAM1                       1,013,000.00                           1,013,000.00                                         -                                -                                  -                                    -                        1,013,000.00                      1.000000000
               M9                              02150YAN9                       3,040,000.00                           3,040,000.00                                         -                                -                                  -                                    -                        3,040,000.00                      1.000000000
               B1                              02150YAP4                       7,499,000.00                           7,499,000.00                                         -                                -                                  -                                    -                        7,499,000.00                      1.000000000
               B2                              02150YAQ2                       2,229,000.00                           2,229,000.00                                         -                                -                                  -                                    -                        2,229,000.00                      1.000000000
               B3                              02150YAR0                       4,458,894.45                           4,458,894.45                                         -                                -                                  -                                    -                        4,458,894.45                      1.000000000

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
           Totals                                                            405,337,994.45                         405,337,994.45                             12,951,875.03                    12,951,875.03                                  -                                    -                      392,386,119.42

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

Interest Distribution Detail

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
            Class          Beginning Certificate Balance              Pass  Through Rate (%)                   Effective Coupon (%)                         Current Interest                Deferred Interest                Total  Interest Due              Net Rate Carryover Paid             Net  Interest Shortfall                    Interest Paid       Net Rate Carryover After Dist.
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
               A1                         212,195,000.00                           5.610000                               5.610000                                925,877.52                                -                         925,877.52                                    -                                   -                       925,877.52                                    -
               A2                          88,414,000.00                           5.670000                               5.670000                                389,905.74                                -                         389,905.74                                    -                                   -                       389,905.74                                    -
               A3                          53,048,000.00                           5.820000                               5.820000                                240,130.61                                -                         240,130.61                                    -                                   -                       240,130.61                                    -
               XP                         405,337,894.00                           2.707750                               2.967746                                914,627.94                                -                         914,627.94                                    -                                   -                     1,002,449.76                                    -
             XP-1                         353,657,000.00                           2.858457                               3.156447                                842,427.80                                -                         842,427.80                                    -                                   -                       930,249.62                                    -
            XPO-1                                      -                           0.000000                               0.000000                                         -                                -                                  -                                    -                                   -                                -                                    -
             XP-2                          51,680,894.00                           1.676445                               1.676445                                 72,200.14                                -                          72,200.14                                    -                                   -                        72,200.14                                    -
            XPO-2                                      -                           0.000000                               0.000000                                         -                                -                                  -                                    -                                   -                                -                                    -
               AR                                 100.00                           8.137854                               8.137854                                      0.68                                -                               0.68                                    -                                   -                             0.68                                    -

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
               M1                          11,147,000.00                           6.570000                               6.570000                                 56,961.17                                -                          56,961.17                                    -                                   -                        56,961.17                                    -
               M2                           8,107,000.00                           6.820000                               6.820000                                 43,003.13                                -                          43,003.13                                    -                                   -                        43,003.13                                    -
               M3                           3,040,000.00                           7.070000                               7.070000                                 16,716.62                                -                          16,716.62                                    -                                   -                        16,716.62                                    -
               M4                           4,053,000.00                           7.070000                               7.070000                                 22,287.00                                -                          22,287.00                                    -                                   -                        22,287.00                                    -
               M5                           2,027,000.00                           7.070000                               7.070000                                 11,146.25                                -                          11,146.25                                    -                                   -                        11,146.25                                    -
               M6                           2,027,000.00                           7.070000                               7.070000                                 11,146.25                                -                          11,146.25                                    -                                   -                        11,146.25                                    -
               M7                           3,040,000.00                           7.070000                               7.070000                                 16,716.62                                -                          16,716.62                                    -                                   -                        16,716.62                                    -
               M8                           1,013,000.00                           7.070000                               7.070000                                  5,570.37                                -                           5,570.37                                    -                                   -                         5,570.37                                    -
               M9                           3,040,000.00                           7.070000                               7.070000                                 16,716.62                                -                          16,716.62                                    -                                   -                        16,716.62                                    -
               B1                           7,499,000.00                           7.070000                               7.070000                                 41,236.17                                -                          41,236.17                                    -                                   -                        41,236.17                                    -
               B2                           2,229,000.00                           7.070000                               7.070000                                 12,257.02                                -                          12,257.02                                    -                                   -                        12,257.02                                    -
               B3                           4,458,894.45                           7.070000                               7.069789                                 24,518.97                                -                          24,518.97                                    -                                   -                        24,518.23                                    -

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
           Totals                         405,337,994.45                                                                                                        2,748,818.68                                -                       2,748,818.68                                    -                                   -                     2,836,639.76                                    -

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

Current Payment Information
Factors per $1,000

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
            Class                                  Cusip       Original Certificate Balance          Beginning Certificate Balance                    Principal Distribution            Interest Distribution        Ending  Certificate Balance                Pass  Through Rate (%)
--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
               A1                              02150YAA7                     212,195,000.00                         1000.000000000                              36.622419576                      4.363333333                      963.377580424                             5.610000
               A2                              02150YAB5                      88,414,000.00                         1000.000000000                              36.622419576                      4.410000000                      963.377580424                             5.670000
               A3                              02150YAC3                      53,048,000.00                         1000.000000000                              36.622419576                      4.526666667                      963.377580424                             5.820000
               XP                                                            405,337,894.00                         1000.000000000                               0.000000000                      2.473121252                      968.046968266                             2.707750
             XP-1                              02150YAD1                     353,657,000.00                         1000.000000000                               0.000000000                      2.630372435                      963.377580424                             2.858457
            XPO-1                              02150YAD1                                  -                            0.000000000                               0.000000000                      0.000000000                        0.000000000                             0.000000
             XP-2                              02150YAD1                      51,680,894.00                         1000.000000000                               0.000000000                      1.397037376                     1000.000008707                             1.676445
            XPO-2                              02150YAD1                                  -                            0.000000000                               0.000000000                      0.000000000                        0.000000000                             0.000000
               AR                              02150YAS8                             100.00                         1000.000000000                            1000.000000000                      6.781545385                        0.000000000                             8.137854

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
               M1                              02150YAE9                      11,147,000.00                         1000.000000000                               0.000000000                      5.110000000                     1000.000000000                             6.570000
               M2                              02150YAF6                       8,107,000.00                         1000.000000000                               0.000000000                      5.304444444                     1000.000000000                             6.820000
               M3                              02150YAG4                       3,040,000.00                         1000.000000000                               0.000000000                      5.498888889                     1000.000000000                             7.070000
               M4                              02150YAH2                       4,053,000.00                         1000.000000000                               0.000000000                      5.498888889                     1000.000000000                             7.070000
               M5                              02150YAJ8                       2,027,000.00                         1000.000000000                               0.000000000                      5.498888889                     1000.000000000                             7.070000
               M6                              02150YAK5                       2,027,000.00                         1000.000000000                               0.000000000                      5.498888889                     1000.000000000                             7.070000
               M7                              02150YAL3                       3,040,000.00                         1000.000000000                               0.000000000                      5.498888889                     1000.000000000                             7.070000
               M8                              02150YAM1                       1,013,000.00                         1000.000000000                               0.000000000                      5.498888889                     1000.000000000                             7.070000
               M9                              02150YAN9                       3,040,000.00                         1000.000000000                               0.000000000                      5.498888889                     1000.000000000                             7.070000
               B1                              02150YAP4                       7,499,000.00                         1000.000000000                               0.000000000                      5.498888889                     1000.000000000                             7.070000
               B2                              02150YAQ2                       2,229,000.00                         1000.000000000                               0.000000000                      5.498888889                     1000.000000000                             7.070000
               B3                              02150YAR0                       4,458,894.45                         1000.000000000                               0.000000000                      5.498725081                     1000.000000000                             7.070000

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
           Totals                                                            405,337,994.45                         1000.000000000                              31.953271609                      6.998208406                      968.046728391
--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

THE BANK OF NEW YORK
101 Barclay Street, 4 West
New York, NY 10286
Officer:                                          Corrie Wagner        212-815-8357
Associate:                                        William Herrmann     212-815-4595

CWALT, Inc.
Alternative Loan Trust 2007-OA9
Mortgage Pass-Through Certificates, Series 2007-OA9

Pool Level Data
Distribution Date                                                                                 8/27/2007
Cut-off Date                                                                                       7/1/2007
Record Date                                                                                       7/31/2007
Determination Date                                                                                 8/1/2007
LIBOR Determination Date                                                                          7/26/2007
Accrual Period 30/360                                                                  Begin       7/1/2007
                                                                                       End         8/1/2007
Number of Days in 30/360 Accrual Period                                                                  30

Accrual Period Actual Days                                                             Begin      7/30/2007
                                                                                       End        8/27/2007
Number of Days in Actual Accrual Period                                                                  28

--------------------------------------------------------------------
Additional Rate Detail
--------------------------------------------------------------------

Libor Rate                                                                   5.3200000%

Libor Certificates Net Rate Cap                                              8.7191298%

-------------------------------------------------------------------
Collateral Detail
-------------------------------------------------------------------

Original Mortgage Loan Details

Original Aggregate Loan Count                                                     1,163
Original Stated Principal Balance                                        405,337,994.45
Original Weighted Average Mortgage Rate                                        8.54205%
Original Weighted Average Net Mortgage Rate                                    8.13785%
Original Weighted Average Remaining Term                                            387

Current Mortgage Loan Details

Beginning Aggregate Loan Count                                                    1,163
Loans Paid Off or otherwise removed pursuant to the PSA                              36
                                                                                     --
Ending Aggregate Loan Count                                                       1,127

Beginning Pool Stated Principal Balance                                  405,337,994.45
Scheduled Principal                                                       (1,546,588.81)
Unscheduled Principal                                                     14,498,463.85
Realized Principal Losses                                                             -
                                                                                      -
Ending Pool Stated Principal Balance                                     392,386,119.41

Beginning Weighted Average Mortgage Rate                                       8.54205%
Beginning Weighted Average Net Mortgage Rate                                   8.13785%
Ending Weighted Average Mortgage Rate                                          8.53969%
Ending Weighted Average Net Mortgage Rate                                      8.13486%

Beginning Weighted Average Remaining Term to Maturity                               387
Ending Weighted Average Remaining Term to Maturity                                  386

Loan Substitution

Aggregate Stated of Principal Balances Removed                                        -
Aggregate Stated of Principal Balance Added                                           -
                                                                                      -
Aggregate Principal Substitution Shortfall Amount                                     -

Fees of the Trust

Gross Master Servicing Fee                                                   129,031.07
Net Master Servicing Fee                                                     116,638.58
Trustee Fee                                                                    3,040.03
Certificate Insurance Premium                                                         -
Mortgage Insurance Premium                                                     4,459.41
                                                                               --------
Total Net Fees of the Trust                                                  124,138.03

Servicer Advances

Principal Advances                                                           (59,466.87)
Interest Advances                                                            106,672.62
Reimbursement for Principal & Interest Advances                                       -
Reimbursement for Nonrecoverable Advances                                             -
                                                                                      -
Total Advances                                                                47,205.75

Mortgage Prepayment Details

Principal Balance of Loans Paid in Full                                   14,318,962.64
Prepayment Interest Excess                                                            -
Prepayment Interest Shortfall                                                 12,392.49
Compensating Interest                                                         12,392.49
Non-Supported Prepayment Interest Shortfall                                           -
Prepayment Charges                                                            87,821.82
CPR %                                                                         35.29932%
SMM %                                                                          3.56329%

Delinquency Information

-----------------------------------------------------------------------------------------------     ----------------------------------------
Delinquency Info                                                                                    Group 1
-----------------------------------------------------------------------------------------------     ----------------------------------------

30-59 Days                                                                Balance                         14,603,141.87            3.72163%
                                                                          Loan Count                                 37            3.28305%

60-89 Days                                                                Balance                                     -            0.00000%
                                                                          Loan Count                                  0            0.00000%

90+ Days                                                                  Balance                                     -            0.00000%
                                                                          Loan Count                                  0            0.00000%

Total                                                                     Balance                         14,603,141.87            3.72163%
-----------------------------------------------------------------------------------------------     ----------------------------------------
                                                                          Loan Count                                 37            3.28305%

-----------------------------------------------------------------------------------------------     ----------------------------------------
Forceclosure Info                                                                                   Group 1
-----------------------------------------------------------------------------------------------     ----------------------------------------

30-59 Days                                                                Balance                                     -            0.00000%
                                                                          Loan Count                                  0            0.00000%

60-89 Days                                                                Balance                                     -            0.00000%
                                                                          Loan Count                                  0            0.00000%

90+ Days                                                                  Balance                                     -            0.00000%
                                                                          Loan Count                                  0            0.00000%

Total                                                                     Balance                                     -            0.00000%
-----------------------------------------------------------------------------------------------     ----------------------------------------
                                                                          Loan Count                                  0            0.00000%

-----------------------------------------------------------------------------------------------     ----------------------------------------
REO Info                                                                                            Group 1
-----------------------------------------------------------------------------------------------     ----------------------------------------

30-59 Days                                                                Balance                                     -            0.00000%
                                                                          Loan Count                                  0            0.00000%

60-89 Days                                                                Balance                                     -            0.00000%
                                                                          Loan Count                                  0            0.00000%

90+ Days                                                                  Balance                                     -            0.00000%
                                                                          Loan Count                                  0            0.00000%

Total                                                                     Balance                                     -            0.00000%
-----------------------------------------------------------------------------------------------     ----------------------------------------
                                                                          Loan Count                                  0            0.00000%

-----------------------------------------------------------------------------------------------     ----------------------------------------
Bankruptcy Info                                                                                     Group 1
-----------------------------------------------------------------------------------------------     ----------------------------------------

30-59 Days                                                                Balance                                     -            0.00000%
                                                                          Loan Count                                  0            0.00000%

60-89 Days                                                                Balance                                     -            0.00000%
                                                                          Loan Count                                  0            0.00000%

90+ Days                                                                  Balance                                     -            0.00000%
                                                                          Loan Count                                  0            0.00000%

Total                                                                     Balance                                     -            0.00000%
-----------------------------------------------------------------------------------------------     ----------------------------------------
                                                                          Loan Count                                  0            0.00000%

-----------------------------------------------------------------------------------------------     ----------------------------------------
Totals for Foreclosure Bankruptcy, REO                                                              Group 1
-----------------------------------------------------------------------------------------------     ----------------------------------------

All                                                                       Balance                                     -            0.00000%
-----------------------------------------------------------------------------------------------     ----------------------------------------
                                                                          Loan Count                                  0            0.00000%

-----------------------------------------------------------------------------------------------     ----------------------------------------
Totals for Foreclosure,REO Bankruptcy, Delinquency                                                  Group 1
-----------------------------------------------------------------------------------------------     ----------------------------------------

All                                                                       Balance                         14,603,141.87            3.72163%
-----------------------------------------------------------------------------------------------     ----------------------------------------
                                                                          Loan Count                                 37            3.28305%

Realized Loss Detail

Realized Losses

Current Period Realized Losses                                                                                                            -
Cumulative Realized Losses                                                                                                                -
Total Liquidated Loan Balance                                                                                                             -
Total Liquidated Proceeds                                                                                                                 -
Subsequent Recoveries                                                                                                                     -
MDR ( Monthly Default Rate )                                                                                                       0.00000%
CDR ( Conditional Default Rate )                                                                                                   0.00000%

Loan ID         Liquidation Balance        Liquidation Proceeds            Realized Loss
Group I
                               N/A

--------------------------------------------------------------------
Servicer Remittance Summary
--------------------------------------------------------------------

Interest Remittance Amount

Scheduled Interest Collected                                            2,872,955.98
Plus: Compensating Interest                                                12,392.49
Less: Servicing Fees                                                      129,031.07
Less: Mortgage Insurance Premium                                            4,459.41
                                                                            --------
Total Interest Remittance Amount                                        2,751,857.99

Principal Remittance Amount

Scheduled Principal                                                    (1,546,588.81)
Curtailment Principal                                                     179,501.21
Paid in Full Principal                                                 14,318,962.64
Repurchased Principal                                                              -
Liquidation Principal                                                              -
Subsequent Recoveries                                                              -
Less: Non-Recoverable Principal Advances relating to Principal                     -
                                                                                   -
Total Principal Remittance Amount                                      12,951,875.04

Other Remittance Amounts

Prepayment Charge                                                          87,821.82
Other Amounts Required                                                             -
                                                                                   -
Total Other Remittance                                                     87,821.82

Total Servicer Remittance                                              15,791,554.85

-------------------------------------------------------------------
Distributable Amounts
-------------------------------------------------------------------

Principal Distribution Amount

Principal Remittance Amount                                            12,951,875.04
Plus: Supplemental Loan Deposit                                                    -
Plus: Extra Principal Distribution Amount                                          -
Less: OC Reduction                                                                 -
                                                                                   -
Principal Distribution Amount                                          12,951,875.04

Interest Funds

Interest Remittance                                                     2,751,857.99
Less: Trustee Fee                                                           3,040.03
                                                                            --------
Interest Funds                                                          2,748,817.95

--------------------------------------------------------------------
Distribution Summary
--------------------------------------------------------------------

Amounts Available for Distribution

Total Servicer Remittance                                              15,791,554.85
Investment Income                                                                  -
Corridor Proceeds                                                                  -
Capitalized Interest Account withdrawal                                            -
Supplemental Loan Deposit                                                          -
Carryover Reserve Fund withdrawal                                                  -
Other Amounts                                                                      -
                                                                                   -
Total Available                                                        15,791,554.85

Distribution Payments

Trustee Fee                                                                 3,040.03
Swap Payments                                                                      -
Class Payments                                                         15,788,514.81
                                                                       -------------
Total Payments                                                         15,791,554.85

--------------------------------------------------------------------
Trust Accounts
--------------------------------------------------------------------

Distribution Account

Beginning Balance                                                                  -
Deposit                                                                16,710,642.20
Withdrawal                                                             16,710,642.20
Ending Balance                                                                     -

Carryover Reserve Account

Beginning Balance                                                           1,000.00
Deposits                                                                  914,627.94
Withdrawals                                                               914,627.94
                                                                          ----------
Ending Balance                                                              1,000.00

--------------------------------------------------------------------
Net Rate Carryover Details
--------------------------------------------------------------------

Net Rate Cap Details

Libor Rate                                                                  5.32000%
Net Rate Cap for Libor Certs                                                8.71913%

Class    Beginning Balance       Interest Thereon     Current Period Amount      Amount Paid    Ending Amount
A1                       -                      -                         -                -                -
A2                       -                      -                         -                -                -
A3                       -                      -                         -                -                -
M1                       -                      -                         -                -                -
M2                       -                      -                         -                -                -
M3                       -                      -                         -                -                -
M4                       -                      -                         -                -                -
M5                       -                      -                         -                -                -
M6                       -                      -                         -                -                -
M7                       -                      -                         -                -                -
M8                       -                      -                         -                -                -
M9                       -                      -                         -                -                -
B1                       -                      -                         -                -                -
B2                       -                      -                         -                -                -
B3                       -                      -                         -                -                -
Total                   --                     --                        --               --               --

---------------------------------------------------------
Trigger Event Details
---------------------------------------------------------

Delinquency Trigger Test

Current Month                                                                   -
1 Month Prior                                                                   -
2 Months Prior                                                                  -

Three-month Rolling Delinquency Rate                                     0.00000%
Senior Enhancement Percentage                                            0.00000%
Specified Delinquency Rate Trigger                                       0.00000%

Is Delinquency Trigger Event in Effect?                    NO

Delinquency Trigger Event applicable only on
or after the Step-Down Date

Cumulative Loss Trigger Test

Cumulative Loss Percentage                                               0.00000%
Specified Cumulative Loss Percentage                                     0.00000%

Is Cumulative Loss Trigger Event in Effect?                NO

Cumulative Loss Trigger Event applicable
only on or after the Step-Down Date

Is Trigger Event in Effect?                                NO

Has Stepdown Date been reached?                            NO

---------------------------------------------------------
Prepayment Loan Details
---------------------------------------------------------

Prepayment Penalties                                                    87,821.82

  Loan ID                  Balance          Paid Off Date              Penalty             State                Rate        Seasoning             Type
  Group I
157172543               495,601.16               8/6/2007            18,263.48               N/A               9.250                4     Paid in Full
157174999               500,983.49              8/13/2007            17,648.41               N/A               8.750                7     Paid in Full
168524403               776,305.25               8/2/2007                    -               N/A               8.750                4     Paid in Full
165404326               126,193.39              7/30/2007                    -               N/A               8.750                5     Paid in Full
168527028                92,069.07              7/18/2007                    -               N/A               8.500                9     Paid in Full
165403518               188,259.96              7/12/2007                    -               N/A               8.625                5     Paid in Full
168531781               571,067.52              8/14/2007                    -               N/A               8.375                8     Paid in Full
165403830               190,459.88              7/24/2007                    -               N/A               8.750                5     Paid in Full
166106720               268,396.81               7/9/2007                    -               N/A               8.375                5     Paid in Full
 74489308               576,456.96               8/2/2007                    -               N/A               8.405                3     Paid in Full
160993113               300,907.41               8/1/2007            10,539.69               N/A               8.750                3     Paid in Full
168529637               425,809.39              7/16/2007                    -               N/A               8.500                5     Paid in Full
 74250038               675,376.71              7/31/2007                    -               N/A               9.000                5     Paid in Full
148122040               994,583.39               8/6/2007             9,945.83               N/A               8.250                6     Paid in Full
 74387695               466,135.02              8/15/2007                    -               N/A               9.000                4     Paid in Full
168531605               152,647.24              7/16/2007                    -               N/A               8.875                9     Paid in Full
164659579               464,925.59              7/17/2007                    -               N/A               7.875               13     Paid in Full
 74387391               625,674.45               8/2/2007                    -               N/A               8.875                4     Paid in Full
 74585152               310,591.03               8/2/2007                    -               N/A               8.625                4     Paid in Full
168524531               533,268.35              7/16/2007                    -               N/A               8.500                5     Paid in Full
146028832               432,007.95               8/1/2007                    -               N/A               8.875                7     Paid in Full
168530557               334,232.97               8/2/2007                    -               N/A               8.500                6     Paid in Full
160571276               226,586.33              7/30/2007             7,700.41               N/A               8.500                4     Paid in Full
 74397433               514,711.44               8/1/2007                    -               N/A               8.375                4     Paid in Full
165402518               283,501.87              7/13/2007                    -               N/A               8.750                5     Paid in Full
168532173               205,121.61               8/3/2007                    -               N/A               8.750                4     Paid in Full
168525860               225,307.52              7/31/2007                    -               N/A               8.500                9     Paid in Full
164659899               136,007.00               7/6/2007                    -               N/A               8.772               10     Paid in Full
166107024               155,719.04              7/31/2007                    -               N/A               8.875                6     Paid in Full
 74396953               551,193.95               8/6/2007                    -               N/A               8.375                4     Paid in Full
152942072               410,220.52              8/15/2007                    -               N/A               8.875                6     Paid in Full
168526340               343,882.05              7/23/2007                    -               N/A               8.000                6     Paid in Full
168532478               859,238.73              8/15/2007                    -               N/A               8.500                3     Paid in Full
154760212               384,346.22               8/8/2007            13,525.14               N/A               8.750                8     Paid in Full
165403182               211,532.18               7/2/2007                    -               N/A               8.250                5     Paid in Full
159019222               265,223.84               8/1/2007            10,198.86               N/A               9.500                6     Paid in Full

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Stratification Tables
---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                        Number of Items         Percent of Items      Principal Balance            Percent of Balance
 less than equal to                                       -                           0                    0.000                      -                         0.000
                  -             -                 25,000.00                           0                    0.000                      -                         0.000
          25,000.00             -                 50,000.00                           1                    0.089              31,170.55                         0.008
          50,000.00             -                 75,000.00                           7                    0.621             480,064.49                         0.122
          75,000.00             -                100,000.00                          17                    1.508           1,511,128.74                         0.385
         100,000.00             -                125,000.00                          36                    3.194           4,127,100.42                         1.052
         125,000.00             -                150,000.00                          50                    4.437           6,886,263.84                         1.755
         150,000.00             -                175,000.00                          60                    5.324           9,752,848.71                         2.486
         175,000.00             -                200,000.00                          73                    6.477          13,601,959.46                         3.466
         200,000.00             -                225,000.00                          82                    7.276          17,378,920.06                         4.429
         225,000.00             -                250,000.00                          72                    6.389          17,021,471.01                         4.338
         250,000.00             -                275,000.00                          66                    5.856          17,240,230.07                         4.394
         275,000.00             -                300,000.00                          63                    5.590          18,174,384.53                         4.632
         300,000.00             -                325,000.00                          82                    7.276          25,584,911.05                         6.520
         325,000.00             -                350,000.00                          56                    4.969          18,852,452.60                         4.805
         350,000.00             -                375,000.00                          49                    4.348          17,684,126.38                         4.507
         375,000.00             -                400,000.00                          41                    3.638          15,864,462.76                         4.043
         400,000.00             -                425,000.00                          46                    4.082          19,022,028.96                         4.848
         425,000.00             -                450,000.00                          45                    3.993          19,586,654.92                         4.992
         450,000.00             -                475,000.00                          47                    4.170          21,730,329.71                         5.538
         475,000.00             -                500,000.00                          42                    3.727          20,464,472.28                         5.215
         500,000.00             -                525,000.00                          32                    2.839          16,428,844.89                         4.187
         525,000.00             -                550,000.00                          23                    2.041          12,358,836.51                         3.150
         550,000.00             -                575,000.00                          21                    1.863          11,796,493.17                         3.006
         575,000.00             -                600,000.00                          15                    1.331           8,809,838.44                         2.245
         600,000.00             -                625,000.00                          19                    1.686          11,661,007.15                         2.972
         625,000.00             -                650,000.00                          11                    0.976           7,024,742.40                         1.790
         650,000.00             -                675,000.00                          25                    2.218          16,533,530.35                         4.214
         675,000.00             -                700,000.00                           5                    0.444           3,440,392.82                         0.877
         700,000.00             -                725,000.00                           1                    0.089             710,381.42                         0.181
         725,000.00             -                750,000.00                           2                    0.177           1,474,801.41                         0.376
         750,000.00             -                775,000.00                           5                    0.444           3,795,537.67                         0.967
         775,000.00             -                800,000.00                           4                    0.355           3,137,375.92                         0.800
       greater than                              800,000.00                          29                    2.573          30,219,356.72                         7.701
                                           Wgt Ave / Total:                        1127                  100.000         392,386,119.41                       100.000

---------------------------------------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                        Number of Items         Percent of Items      Principal Balance            Percent of Balance
 less than equal to                                     5.0                           0                    0.000                      -                         0.000
                5.0             -                       5.5                           0                    0.000                      -                         0.000
                5.5             -                       6.0                           0                    0.000                      -                         0.000
                6.0             -                       6.5                           1                    0.089             504,474.42                         0.129
                6.5             -                       7.0                           1                    0.089             428,973.66                         0.109
                7.0             -                       7.5                          25                    2.218          12,229,659.74                         3.117
                7.5             -                       8.0                         130                   11.535          46,310,686.99                        11.802
                8.0             -                       8.5                         385                   34.161         129,981,821.33                        33.126
                8.5             -                       9.0                         488                   43.301         168,674,682.63                        42.987
                9.0             -                       9.5                          82                    7.276          29,879,442.34                         7.615
                9.5             -                      10.0                          15                    1.331           4,376,378.30                         1.115
               10.0             -                      10.5                           0                    0.000                      -                         0.000
               10.5             -                      11.0                           0                    0.000                      -                         0.000
               11.0             -                      11.5                           0                    0.000                      -                         0.000
               11.5             -                      12.0                           0                    0.000                      -                         0.000
               12.0             -                      12.5                           0                    0.000                      -                         0.000
       greater than                                    12.5                           0                    0.000                      -                         0.000
                                           Wgt Ave / Total:                        1127                  100.000         392,386,119.41                       100.000

---------------------------------------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                   Location             Number of Items         Percent of Items      Principal Balance            Percent of Balance
                                                         CA                           0                    0.000                      -                         0.000
                                                         FL                           0                    0.000                      -                         0.000
                                                         AZ                           0                    0.000                      -                         0.000
                                                         VA                           0                    0.000                      -                         0.000
                                                         WA                           0                    0.000                      -                         0.000
                                                         CO                           0                    0.000                      -                         0.000
                                                     Others                        1127                  100.000         392,386,119.41                       100.000
                                           Wgt Ave / Total:                        1127                  100.000         392,386,119.41                       100.000

---------------------------------------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                        Number of Items         Percent of Items      Principal Balance            Percent of Balance
 less than equal to                                     120                           0                    0.000                      -                         0.000
                120             -                       180                           0                    0.000                      -                         0.000
                180             -                       300                           0                    0.000                      -                         0.000
                300             -                       360                         851                   75.510         284,748,378.07                        72.568
       greater than                                     360                         276                   24.490         107,637,741.34                        27.432
                                           Wgt Ave / Total:                        1127                  100.000         392,386,119.41                       100.000

---------------------------------------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                        Number of Items         Percent of Items      Principal Balance            Percent of Balance
 less than equal to                                       -                           0                    0.000                      -                         0.000
                  -             -                100,000.00                          24                    2.130           1,922,590.77                         0.490
         100,000.00             -                200,000.00                         220                   19.521          34,467,945.44                         8.784
         200,000.00             -                300,000.00                         289                   25.643          71,618,673.16                        18.252
         300,000.00             -                400,000.00                         223                   19.787          76,583,138.35                        19.517
         400,000.00             -                500,000.00                         180                   15.972          80,904,182.52                        20.619
         500,000.00             -                600,000.00                          90                    7.986          48,892,463.31                        12.460
         600,000.00             -                700,000.00                          60                    5.324          38,659,672.72                         9.852
         700,000.00             -                800,000.00                          12                    1.065           9,118,096.42                         2.324
         800,000.00             -                900,000.00                          12                    1.065          10,246,227.60                         2.611
         900,000.00             -              1,000,000.00                           5                    0.444           4,687,911.67                         1.195
       1,000,000.00             -              1,100,000.00                           6                    0.532           6,190,249.75                         1.578
       1,100,000.00             -              1,200,000.00                           2                    0.177           2,318,700.22                         0.591
       1,200,000.00             -              1,300,000.00                           1                    0.089           1,213,552.99                         0.309
       1,300,000.00             -              1,400,000.00                           0                    0.000                      -                         0.000
       1,400,000.00             -              1,500,000.00                           1                    0.089           1,423,523.36                         0.363
       1,500,000.00             -              1,600,000.00                           1                    0.089           1,511,839.18                         0.385
       1,600,000.00             -              1,700,000.00                           0                    0.000                      -                         0.000
       1,700,000.00             -              1,800,000.00                           0                    0.000                      -                         0.000
       1,800,000.00             -              1,900,000.00                           0                    0.000                      -                         0.000
       1,900,000.00             -              2,000,000.00                           0                    0.000                      -                         0.000
       greater than                            2,000,000.00                           1                    0.089           2,627,351.95                         0.670
                                           Wgt Ave / Total:                        1127                  100.000         392,386,119.41                       100.000

---------------------------------------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                        Number of Items         Percent of Items      Principal Balance            Percent of Balance
 less than equal to                                     0.0                           0                    0.000                      -                         0.000
                0.0             -                       0.5                           0                    0.000                      -                         0.000
                0.5             -                       1.0                           0                    0.000                      -                         0.000
                1.0             -                       1.5                           0                    0.000                      -                         0.000
                1.5             -                       2.0                           0                    0.000                      -                         0.000
                2.0             -                       2.5                           0                    0.000                      -                         0.000
                2.5             -                       3.0                           0                    0.000                      -                         0.000
                3.0             -                       3.5                           0                    0.000                      -                         0.000
                3.5             -                       4.0                           0                    0.000                      -                         0.000
                4.0             -                       4.5                           0                    0.000                      -                         0.000
                4.5             -                       5.0                           0                    0.000                      -                         0.000
                5.0             -                       5.5                           0                    0.000                      -                         0.000
                5.5             -                       6.0                           0                    0.000                      -                         0.000
                6.0             -                       6.5                           1                    0.089             504,474.42                         0.129
                6.5             -                       7.0                           1                    0.089             428,973.66                         0.109
                7.0             -                       7.5                          25                    2.218          12,229,659.74                         3.117
                7.5             -                       8.0                         130                   11.535          46,310,686.99                        11.802
                8.0             -                       8.5                         385                   34.161         129,981,821.33                        33.126
                8.5             -                       9.0                         488                   43.301         168,674,682.63                        42.987
                9.0             -                       9.5                          82                    7.276          29,879,442.34                         7.615
                9.5             -                      10.0                          15                    1.331           4,376,378.30                         1.115
       greater than                                    10.0                           0                    0.000                      -                         0.000
                                           Wgt Ave / Total:                        1127                  100.000         392,386,119.41                       100.000

---------------------------------------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                        Number of Items         Percent of Items      Principal Balance            Percent of Balance
 less than equal to                                     120                           0                    0.000                      -                         0.000
                120             -                       180                           0                    0.000                      -                         0.000
                180             -                       300                           0                    0.000                      -                         0.000
                300             -                       360                         851                   75.510         284,748,378.07                        72.568
       greater than                                     360                         276                   24.490         107,637,741.34                        27.432
                                           Wgt Ave / Total:                        1127                  100.000         392,386,119.41                       100.000

---------------------------------------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                        Number of Items         Percent of Items      Principal Balance            Percent of Balance
 less than equal to                                       -                           0                    0.000                      -                         0.000
                  -             -                 25,000.00                           0                    0.000                      -                         0.000
          25,000.00             -                 50,000.00                           1                    0.089              31,170.55                         0.008
          50,000.00             -                 75,000.00                           7                    0.621             480,064.49                         0.122
          75,000.00             -                100,000.00                          17                    1.508           1,511,128.74                         0.385
         100,000.00             -                125,000.00                          36                    3.194           4,127,100.42                         1.052
         125,000.00             -                150,000.00                          50                    4.437           6,886,263.84                         1.755
         150,000.00             -                175,000.00                          60                    5.324           9,752,848.71                         2.486
         175,000.00             -                200,000.00                          73                    6.477          13,601,959.46                         3.466
         200,000.00             -                225,000.00                          82                    7.276          17,378,920.06                         4.429
         225,000.00             -                250,000.00                          72                    6.389          17,021,471.01                         4.338
         250,000.00             -                275,000.00                          66                    5.856          17,240,230.07                         4.394
         275,000.00             -                300,000.00                          63                    5.590          18,174,384.53                         4.632
         300,000.00             -                325,000.00                          82                    7.276          25,584,911.05                         6.520
         325,000.00             -                350,000.00                          56                    4.969          18,852,452.60                         4.805
         350,000.00             -                375,000.00                          49                    4.348          17,684,126.38                         4.507
         375,000.00             -                400,000.00                          41                    3.638          15,864,462.76                         4.043
         400,000.00             -                425,000.00                          46                    4.082          19,022,028.96                         4.848
         425,000.00             -                450,000.00                          45                    3.993          19,586,654.92                         4.992
         450,000.00             -                475,000.00                          47                    4.170          21,730,329.71                         5.538
         475,000.00             -                500,000.00                          42                    3.727          20,464,472.28                         5.215
         500,000.00             -                525,000.00                          32                    2.839          16,428,844.89                         4.187
         525,000.00             -                550,000.00                          23                    2.041          12,358,836.51                         3.150
         550,000.00             -                575,000.00                          21                    1.863          11,796,493.17                         3.006
         575,000.00             -                600,000.00                          15                    1.331           8,809,838.44                         2.245
         600,000.00             -                625,000.00                          19                    1.686          11,661,007.15                         2.972
         625,000.00             -                650,000.00                          11                    0.976           7,024,742.40                         1.790
         650,000.00             -                675,000.00                          25                    2.218          16,533,530.35                         4.214
         675,000.00             -                700,000.00                           5                    0.444           3,440,392.82                         0.877
         700,000.00             -                725,000.00                           1                    0.089             710,381.42                         0.181
         725,000.00             -                750,000.00                           2                    0.177           1,474,801.41                         0.376
         750,000.00             -                775,000.00                           5                    0.444           3,795,537.67                         0.967
         775,000.00             -                800,000.00                           4                    0.355           3,137,375.92                         0.800
       greater than                              800,000.00                          29                    2.573          30,219,356.72                         7.701
                                           Wgt Ave / Total:                        1127                  100.000         392,386,119.41                       100.000

---------------------------------------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                        Number of Items         Percent of Items      Principal Balance            Percent of Balance
 less than equal to                                     5.0                           0                    0.000                      -                         0.000
                5.0             -                       5.5                           0                    0.000                      -                         0.000
                5.5             -                       6.0                           0                    0.000                      -                         0.000
                6.0             -                       6.5                           1                    0.089             504,474.42                         0.129
                6.5             -                       7.0                           1                    0.089             428,973.66                         0.109
                7.0             -                       7.5                          25                    2.218          12,229,659.74                         3.117
                7.5             -                       8.0                         130                   11.535          46,310,686.99                        11.802
                8.0             -                       8.5                         385                   34.161         129,981,821.33                        33.126
                8.5             -                       9.0                         488                   43.301         168,674,682.63                        42.987
                9.0             -                       9.5                          82                    7.276          29,879,442.34                         7.615
                9.5             -                      10.0                          15                    1.331           4,376,378.30                         1.115
               10.0             -                      10.5                           0                    0.000                      -                         0.000
               10.5             -                      11.0                           0                    0.000                      -                         0.000
               11.0             -                      11.5                           0                    0.000                      -                         0.000
               11.5             -                      12.0                           0                    0.000                      -                         0.000
               12.0             -                      12.5                           0                    0.000                      -                         0.000
       greater than                                    12.5                           0                    0.000                      -                         0.000
                                           Wgt Ave / Total:                        1127                  100.000         392,386,119.41                       100.000

---------------------------------------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                   Location             Number of Items         Percent of Items      Principal Balance            Percent of Balance
                                                         CA                           0                    0.000                      -                         0.000
                                                         FL                           0                    0.000                      -                         0.000
                                                         AZ                           0                    0.000                      -                         0.000
                                                         VA                           0                    0.000                      -                         0.000
                                                         WA                           0                    0.000                      -                         0.000
                                                         CO                           0                    0.000                      -                         0.000
                                                     Others                        1127                  100.000         392,386,119.41                       100.000
                                           Wgt Ave / Total:                        1127                  100.000         392,386,119.41                       100.000

---------------------------------------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                        Number of Items         Percent of Items      Principal Balance            Percent of Balance
 less than equal to                                     120                           0                    0.000                      -                         0.000
                120             -                       180                           0                    0.000                      -                         0.000
                180             -                       300                           0                    0.000                      -                         0.000
                300             -                       360                         851                   75.510         284,748,378.07                        72.568
       greater than                                     360                         276                   24.490         107,637,741.34                        27.432
                                           Wgt Ave / Total:                        1127                  100.000         392,386,119.41                       100.000

---------------------------------------------------------------------------------------------------------------------------------------------------------------------

THE BANK OF NEW YORK
101 Barclay Street, 4 West                                                                                                                                                                                                                                                     Distribution Date: 09/25/07
New York, NY 10286
Officer:          Corrie Wagner                                                              212-815-8357
Associate:        William Herrmann                                                           212-815-4595
CWALT, Inc.
Alternative Loan Trust 2007-OA9
Mortgage Pass-Through Certificates, Series 2007-OA9

Certificateholder Monthly Distribution Summary

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
            Class                                  Cusip                   Class Description                 Certificate Rate Type                         Beginning Balance            Pass Through Rate (%)            Principal Distribution          Interest Distribution                 Total Distribution         Current Realized Losses                        Ending Balance          Cumulative Realized Losses
---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
               A1                              02150YAA7                              Senior                           Var-Act/360                            204,423,905.68                        5.795000                       4,847,072.32                     954,290.54                       5,801,362.86                               -                        199,576,833.36                                   -
               A2                              02150YAB5                              Senior                           Var-Act/360                             85,176,065.40                        5.855000                       2,019,600.14                     401,735.28                       2,421,335.42                               -                         83,156,465.25                                   -
               A3                              02150YAC3                              Senior                           Var-Act/360                             51,105,253.89                        6.005000                       1,211,750.95                     247,214.57                       1,458,965.52                               -                         49,893,502.94                                   -
               XP                                                                                                                                             392,386,119.41                        2.277780                                  -                     785,450.84                         785,450.84                               -                        384,270,313.79                                   -
             XP-1                              02150YAD1                            Strip IO                            Var-30/360                            340,705,224.96                        2.439022                                  -                     734,159.16                         734,159.16                               -                        332,626,801.55                                   -
            XPO-1                              02150YAD1                            Strip PO                            Var-30/360                                         -                        0.000000                                  -                              -                                  -                               -                                     -                                   -
             XP-2                              02150YAD1                            Strip IO                            Var-30/360                             51,680,894.45                        1.214798                                  -                      51,291.68                          51,291.68                               -                         51,643,512.24                                   -
            XPO-2                              02150YAD1                            Strip PO                            Var-30/360                                         -                        0.000000                                  -                              -                                  -                               -                                     -                                   -
               AR                              02150YAS8                              Senior                            Var-30/360                                         -                        8.085805                                  -                              -                                  -                               -                                     -                                   -

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
               M1                              02150YAE9                         Subordinate                           Var-Act/360                             11,147,000.00                        6.755000                           8,062.93                      60,656.71                          68,719.64                               -                         11,138,937.07                                   -
               M2                              02150YAF6                         Subordinate                           Var-Act/360                              8,107,000.00                        7.005000                           5,864.02                      45,747.13                          51,611.14                               -                          8,101,135.98                                   -
               M3                              02150YAG4                         Subordinate                           Var-Act/360                              3,040,000.00                        7.255000                           2,198.92                      17,766.69                          19,965.60                               -                          3,037,801.08                                   -
               M4                              02150YAH2                         Subordinate                           Var-Act/360                              4,053,000.00                        7.255000                           2,931.65                      23,686.97                          26,618.62                               -                          4,050,068.35                                   -
               M5                              02150YAJ8                         Subordinate                           Var-Act/360                              2,027,000.00                        7.255000                           1,466.18                      11,846.41                          13,312.59                               -                          2,025,533.82                                   -
               M6                              02150YAK5                         Subordinate                           Var-Act/360                              2,027,000.00                        7.255000                           1,466.18                      11,846.41                          13,312.59                               -                          2,025,533.82                                   -
               M7                              02150YAL3                         Subordinate                           Var-Act/360                              3,040,000.00                        7.255000                           2,198.92                      17,766.69                          19,965.60                               -                          3,037,801.08                                   -
               M8                              02150YAM1                         Subordinate                           Var-Act/360                              1,013,000.00                        7.255000                             732.73                       5,920.28                           6,653.01                               -                          1,012,267.27                                   -
               M9                              02150YAN9                         Subordinate                           Var-Act/360                              3,040,000.00                        7.255000                           2,198.92                      17,766.69                          19,965.60                               -                          3,037,801.08                                   -
               B1                              02150YAP4                         Subordinate                           Var-Act/360                              7,499,000.00                        7.255000                           5,424.23                      43,826.45                          49,250.68                               -                          7,493,575.77                                   -
               B2                              02150YAQ2                         Subordinate                           Var-Act/360                              2,229,000.00                        7.255000                           1,612.30                      13,026.96                          14,639.25                               -                          2,227,387.70                                   -
               B3                              02150YAR0                         Subordinate                           Var-Act/360                              4,458,894.45                        7.255000                           3,225.24                      26,059.14                          29,284.38                               -                          4,455,669.21                                   -

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
           Totals                                                                                                                                             392,386,119.42                                                       8,115,805.63                   2,684,607.76                      10,800,413.34                               -                        384,270,313.78                                   -

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

Principal Distribution Detail

-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
            Class                                  Cusip        Original Certificate Balance         Beginning Certificate Balance          Scheduled Principal Distribution      Net Principal Distribution                  Deferred Interest        Current Realized Losses         Ending Certificate Balance       Ending Certificate Factor
-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
               A1                              02150YAA7                      212,195,000.00                        204,423,905.68                              4,847,072.32                    4,847,072.32                                  -                              -                     199,576,833.36                     0.940535043
               A2                              02150YAB5                       88,414,000.00                         85,176,065.40                              2,019,600.14                    2,019,600.14                                  -                              -                      83,156,465.25                     0.940535043
               A3                              02150YAC3                       53,048,000.00                         51,105,253.89                              1,211,750.95                    1,211,750.95                                  -                              -                      49,893,502.94                     0.940535043
               XP                                                             405,337,894.00                        392,386,119.41                                         -                               -                                  -                              -                     384,270,313.79                     0.948024647
             XP-1                              02150YAD1                      353,657,000.00                        340,705,224.96                                         -                               -                                  -                              -                     332,626,801.55                     0.940535043
            XPO-1                              02150YAD1                                   -                                     -                                         -                               -                                  -                              -                                  -                     0.000000000
             XP-2                              02150YAD1                       51,680,894.00                         51,680,894.45                                         -                               -                                  -                              -                      51,643,512.24                     0.999276681
            XPO-2                              02150YAD1                                   -                                     -                                         -                               -                                  -                              -                                  -                     0.000000000
               AR                              02150YAS8                              100.00                                     -                                         -                               -                                  -                              -                                  -                     0.000000000

-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
               M1                              02150YAE9                       11,147,000.00                         11,147,000.00                                  8,062.93                        8,062.93                                  -                              -                      11,138,937.07                     0.999276673
               M2                              02150YAF6                        8,107,000.00                          8,107,000.00                                  5,864.02                        5,864.02                                  -                              -                       8,101,135.98                     0.999276673
               M3                              02150YAG4                        3,040,000.00                          3,040,000.00                                  2,198.92                        2,198.92                                  -                              -                       3,037,801.08                     0.999276673
               M4                              02150YAH2                        4,053,000.00                          4,053,000.00                                  2,931.65                        2,931.65                                  -                              -                       4,050,068.35                     0.999276673
               M5                              02150YAJ8                        2,027,000.00                          2,027,000.00                                  1,466.18                        1,466.18                                  -                              -                       2,025,533.82                     0.999276673
               M6                              02150YAK5                        2,027,000.00                          2,027,000.00                                  1,466.18                        1,466.18                                  -                              -                       2,025,533.82                     0.999276673
               M7                              02150YAL3                        3,040,000.00                          3,040,000.00                                  2,198.92                        2,198.92                                  -                              -                       3,037,801.08                     0.999276673
               M8                              02150YAM1                        1,013,000.00                          1,013,000.00                                    732.73                          732.73                                  -                              -                       1,012,267.27                     0.999276673
               M9                              02150YAN9                        3,040,000.00                          3,040,000.00                                  2,198.92                        2,198.92                                  -                              -                       3,037,801.08                     0.999276673
               B1                              02150YAP4                        7,499,000.00                          7,499,000.00                                  5,424.23                        5,424.23                                  -                              -                       7,493,575.77                     0.999276673
               B2                              02150YAQ2                        2,229,000.00                          2,229,000.00                                  1,612.30                        1,612.30                                  -                              -                       2,227,387.70                     0.999276673
               B3                              02150YAR0                        4,458,894.45                          4,458,894.45                                  3,225.24                        3,225.24                                  -                              -                       4,455,669.21                     0.999276673

-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
           Totals                                                             405,337,994.45                        392,386,119.42                              8,115,805.63                    8,115,805.63                                  -                              -                     384,270,313.78

-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

Interest Distribution Detail

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
            Class          Beginning Certificate Balance                Pass Through Rate (%)                  Effective Coupon (%)                         Current Interest               Deferred Interest                 Total Interest Due        Net Rate Carryover Paid             Net Interest Shortfall                   Interest Paid        Net Rate Carryover After Dist.
---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
               A1                         204,423,905.68                            5.795000                              5.795000                                954,290.54                               -                         954,290.54                              -                                  -                      954,290.54                                     -
               A2                          85,176,065.40                            5.855000                              5.855000                                401,735.28                               -                         401,735.28                              -                                  -                      401,735.28                                     -
               A3                          51,105,253.89                            6.005000                              6.005000                                247,214.57                               -                         247,214.57                              -                                  -                      247,214.57                                     -
               XP                         392,386,119.41                            2.277780                              2.402075                                744,807.85                               -                         744,807.85                              -                                  -                      785,450.84                                     -
             XP-1                         340,705,224.96                            2.439022                              2.585787                                692,489.66                               -                         692,489.66                              -                                  -                      734,159.16                                     -
            XPO-1                                      -                            0.000000                              0.000000                                         -                               -                                  -                              -                                  -                               -                                     -
             XP-2                          51,680,894.45                            1.214798                              1.190963                                 52,318.19                               -                          52,318.19                              -                                  -                       51,291.68                                     -
            XPO-2                                      -                            0.000000                              0.000000                                         -                               -                                  -                              -                                  -                               -                                     -
               AR                                      -                            8.085805                              0.000000                                         -                               -                                  -                              -                                  -                               -                                     -

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
               M1                          11,147,000.00                            6.755000                              6.755000                                 60,656.71                               -                          60,656.71                              -                                  -                       60,656.71                                     -
               M2                           8,107,000.00                            7.005000                              7.005000                                 45,747.13                               -                          45,747.13                              -                                  -                       45,747.13                                     -
               M3                           3,040,000.00                            7.255000                              7.255000                                 17,766.69                               -                          17,766.69                              -                                  -                       17,766.69                                     -
               M4                           4,053,000.00                            7.255000                              7.255000                                 23,686.97                               -                          23,686.97                              -                                  -                       23,686.97                                     -
               M5                           2,027,000.00                            7.255000                              7.255000                                 11,846.41                               -                          11,846.41                              -                                  -                       11,846.41                                     -
               M6                           2,027,000.00                            7.255000                              7.255000                                 11,846.41                               -                          11,846.41                              -                                  -                       11,846.41                                     -
               M7                           3,040,000.00                            7.255000                              7.255000                                 17,766.69                               -                          17,766.69                              -                                  -                       17,766.69                                     -
               M8                           1,013,000.00                            7.255000                              7.255000                                  5,920.28                               -                           5,920.28                              -                                  -                        5,920.28                                     -
               M9                           3,040,000.00                            7.255000                              7.255000                                 17,766.69                               -                          17,766.69                              -                                  -                       17,766.69                                     -
               B1                           7,499,000.00                            7.255000                              7.255000                                 43,826.45                               -                          43,826.45                              -                                  -                       43,826.45                                     -
               B2                           2,229,000.00                            7.255000                              7.255000                                 13,026.96                               -                          13,026.96                              -                                  -                       13,026.96                                     -
               B3                           4,458,894.45                            7.255000                              7.255000                                 26,059.14                               -                          26,059.14                              -                                  -                       26,059.14                                     -

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
           Totals                         392,386,119.42                                                                                                        2,643,964.77                               -                       2,643,964.77                              -                                  -                    2,684,607.76                                     -

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

Current Payment Information
Factors per $1,000

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
            Class                                  Cusip        Original Certificate Balance         Beginning Certificate Balance                    Principal Distribution           Interest Distribution         Ending Certificate Balance           Pass Through Rate (%)
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
               A1                              02150YAA7                      212,195,000.00                         963.377580424                              22.842537863                     4.497233869                      940.535042560                       5.795000
               A2                              02150YAB5                       88,414,000.00                         963.377580424                              22.842537863                     4.543797119                      940.535042560                       5.855000
               A3                              02150YAC3                       53,048,000.00                         963.377580424                              22.842537863                     4.660205243                      940.535042560                       6.005000
               XP                                                             405,337,894.00                         968.046968266                               0.000000000                     1.937768098                      948.024646790                       2.277780
             XP-1                              02150YAD1                      353,657,000.00                         963.377580424                               0.000000000                     2.075907334                      940.535042560                       2.439022
            XPO-1                              02150YAD1                                   -                           0.000000000                               0.000000000                     0.000000000                        0.000000000                       0.000000
             XP-2                              02150YAD1                       51,680,894.00                        1000.000008707                               0.000000000                     0.992468829                      999.276681305                       1.214798
            XPO-2                              02150YAD1                                   -                           0.000000000                               0.000000000                     0.000000000                        0.000000000                       0.000000
               AR                              02150YAS8                              100.00                           0.000000000                               0.000000000                     0.000000000                        0.000000000                       8.085805

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
               M1                              02150YAE9                       11,147,000.00                        1000.000000000                               0.723327396                     5.441527778                      999.276672604                       6.755000
               M2                              02150YAF6                        8,107,000.00                        1000.000000000                               0.723327396                     5.642916667                      999.276672604                       7.005000
               M3                              02150YAG4                        3,040,000.00                        1000.000000000                               0.723327396                     5.844305556                      999.276672604                       7.255000
               M4                              02150YAH2                        4,053,000.00                        1000.000000000                               0.723327396                     5.844305556                      999.276672604                       7.255000
               M5                              02150YAJ8                        2,027,000.00                        1000.000000000                               0.723327396                     5.844305556                      999.276672604                       7.255000
               M6                              02150YAK5                        2,027,000.00                        1000.000000000                               0.723327396                     5.844305556                      999.276672604                       7.255000
               M7                              02150YAL3                        3,040,000.00                        1000.000000000                               0.723327396                     5.844305556                      999.276672604                       7.255000
               M8                              02150YAM1                        1,013,000.00                        1000.000000000                               0.723327396                     5.844305556                      999.276672604                       7.255000
               M9                              02150YAN9                        3,040,000.00                        1000.000000000                               0.723327396                     5.844305556                      999.276672604                       7.255000
               B1                              02150YAP4                        7,499,000.00                        1000.000000000                               0.723327396                     5.844305556                      999.276672604                       7.255000
               B2                              02150YAQ2                        2,229,000.00                        1000.000000000                               0.723327396                     5.844305556                      999.276672604                       7.255000
               B3                              02150YAR0                        4,458,894.45                        1000.000000000                               0.723326338                     5.844305556                      999.276672604                       7.255000

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
           Totals                                                             405,337,994.45                         968.046728391                              20.022316539                     6.623133772                      948.024411828

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

THE BANK OF NEW YORK
101 Barclay Street, 4 West
New York, NY 10286
Officer:               Corrie Wagner                    212-815-8357
Associate:             William Herrmann                 212-815-4595

CWALT, Inc.
Alternative Loan Trust 2007-OA9
Mortgage Pass-Through Certificates, Series 2007-OA9

Pool Level Data
Distribution Date                                                                   9/25/2007
Cut-off Date                                                                         7/1/2007
Record Date                                                                         8/31/2007
Determination Date                                                                   9/1/2007
LIBOR Determination Date                                                            8/23/2007
Accrual Period 30/360                                               Begin            8/1/2007
                                                                    End              9/1/2007
Number of Days in 30/360 Accrual Period                                                    30

Accrual Period Actual Days                                          Begin           8/27/2007
                                                                    End             9/25/2007
Number of Days in Actual Accrual Period                                                    29

---------------------------------------------------------------------------------------------
Additional Rate Detail
---------------------------------------------------------------------------------------------

Libor Rate                           5.5050000%

Libor Certificates Net Rate Cap      8.3646260%

---------------------------------------------------------------------------------------------
Collateral Detail
---------------------------------------------------------------------------------------------

Original Mortgage Loan Details

Original Aggregate Loan Count                                                1,163
Original Stated Principal Balance                                   405,337,994.45
Original Weighted Average Mortgage Rate                                   8.54205%
Original Weighted Average Net Mortgage Rate                               8.13785%
Original Weighted Average Remaining Term                                       387

Current Mortgage Loan Details

Beginning Aggregate Loan Count                                               1,127
Loans Paid Off or otherwise removed pursuant to the PSA                         26
                                                                                --
Ending Aggregate Loan Count                                                  1,101

Beginning Pool Stated Principal Balance                             392,386,119.41
Scheduled Principal                                                  (1,198,690.26)
Unscheduled Principal                                                 9,314,495.88
Realized Principal Losses                                                       -
                                                                                -
Ending Pool Stated Principal Balance                                384,270,313.79

Beginning Weighted Average Mortgage Rate                                  8.48750%
Beginning Weighted Average Net Mortgage Rate                              8.08581%
Ending Weighted Average Mortgage Rate                                     8.48596%
Ending Weighted Average Net Mortgage Rate                                 8.08391%

Beginning Weighted Average Remaining Term to Maturity                          386
Ending Weighted Average Remaining Term to Maturity                             385

Loan Substitution

Aggregate Stated of Principal Balances Removed                                   -
Aggregate Stated of Principal Balance Added                                      -
                                                                                 -
Aggregate Principal Substitution Shortfall Amount                                -

Fees of the Trust

Gross Master Servicing Fee                                              124,957.98
Net Master Servicing Fee                                                114,714.59
Trustee Fee                                                               2,942.90
Certificate Insurance Premium                                                    -
Mortgage Insurance Premium                                                4,474.17
                                                                          --------
Total Net Fees of the Trust                                             122,131.66

Servicer Advances

Principal Advances                                                      (50,297.93)
Interest Advances                                                        89,790.96
Reimbursement for Principal & Interest Advances                                  -
Reimbursement for Nonrecoverable Advances                                        -
                                                                                 -
Total Advances                                                           39,493.03

Mortgage Prepayment Details

Principal Balance of Loans Paid in Full                               9,162,444.98
Prepayment Interest Excess                                                       -
Prepayment Interest Shortfall                                            10,243.39
Compensating Interest                                                    10,243.39
Non-Supported Prepayment Interest Shortfall                                      -
Prepayment Charges                                                       41,669.50
CPR %                                                                    24.97913%
SMM %                                                                     2.36658%

---------------------------------------------------------------------------------------
Delinquency Information
---------------------------------------------------------------------------------------

-------------------------                       ---------------------------------------
Delinquency Info                                           Group 1
-------------------------                       ---------------------------------------

30-59 Days                   Balance                  9,552,885.85            2.48598%
                             Loan Count                         26            2.36149%

60-89 Days                   Balance                  2,956,099.24            0.76928%
                             Loan Count                          8            0.72661%

90+ Days                     Balance                             -            0.00000%
                             Loan Count                          0            0.00000%

Total                        Balance                 12,508,985.09            3.25526%
-------------------------                       --------------------------------------
                             Loan Count                         34            3.08810%

-------------------------                       --------------------------------------
Foreclosure Info                                           Group 1
-------------------------                       --------------------------------------

30-59 Days                   Balance                             -            0.00000%
                             Loan Count                          0            0.00000%

60-89 Days                   Balance                             -            0.00000%
                             Loan Count                          0            0.00000%

90+ Days                     Balance                             -            0.00000%
                             Loan Count                          0            0.00000%

Total                        Balance                             -            0.00000%
-------------------------                       --------------------------------------
                             Loan Count                          0            0.00000%

-------------------------                       --------------------------------------
REO Info                                                   Group 1
-------------------------                       --------------------------------------

30-59 Days                   Balance                             -            0.00000%
                             Loan Count                          0            0.00000%

60-89 Days                   Balance                             -            0.00000%
                             Loan Count                          0            0.00000%

90+ Days                     Balance                             -            0.00000%
                             Loan Count                          0            0.00000%

Total                        Balance                             -            0.00000%
-------------------------                       --------------------------------------
                             Loan Count                          0            0.00000%

-------------------------                       --------------------------------------
Bankruptcy Info                                            Group 1
-------------------------                       --------------------------------------

30-59 Days                   Balance                             -            0.00000%
                             Loan Count                          0            0.00000%

60-89 Days                   Balance                             -            0.00000%
                             Loan Count                          0            0.00000%

90+ Days                     Balance                             -            0.00000%
                             Loan Count                          0            0.00000%

Total                        Balance                             -            0.00000%
-------------------------                       --------------------------------------
                             Loan Count                          0            0.00000%

--------------------------------------------------------------------
Totals for Foreclosure Bankruptcy, Group 1
--------------------------------------------------------------------

All                                                   -    0.00000%
--------------------------------------------------------------------
                                                      0    0.00000%

--------------------------------------------------------------------
Totals for Foreclosure,REO BankruptGroupe1inquency
--------------------------------------------------------------------

All                                       12,508,985.09    3.25526%
--------------------------------------------------------------------
                                                     34    3.08810%

----------------------------------------------------------------------
Realized Loss Detail
----------------------------------------------------------------------

                       Realized Losses

                       Current Period Realized Losses              -
                       Cumulative Realized Losses                  -
                       Total Liquidated Loan Balance               -
                       Total Liquidated Proceeds                   -
                       Subsequent Recoveries                       -
                       MDR ( Monthly Default Rate )         0.00000%
                       CDR ( Conditional Default Rate )     0.00000%

Loan ID       Liquidation Balance          Liquidation Proceeds                  Realized Loss
Group I

                              N/A

-------------------------------------------------------------------------
Servicer Remittance Summary
-------------------------------------------------------------------------

Interest Remittance Amount

Scheduled Interest Collected                                                      2,765,069.89
Plus: Compensating Interest                                                          10,243.39
Less: Servicing Fees                                                                124,957.98
Less: Mortgage Insurance Premium                                                      4,474.17
                                                                                      --------
Total Interest Remittance Amount                                                  2,645,881.13

Principal Remittance Amount

Scheduled Principal                                                              (1,477,578.14)
Curtailment Principal                                                               152,050.90
Paid in Full Principal                                                            9,162,444.98
Repurchased Principal                                                               278,887.88
Liquidation Principal                                                                        -
Subsequent Recoveries                                                                        -
Less: Non-Recoverable Principal Advances relating to Principal                               -
                                                                                             -
Total Principal Remittance Amount                                                 8,115,805.62

Other Remittance Amounts

Prepayment Charge                                                                    41,669.50
Other Amounts Required                                                                       -
                                                                                             -
Total Other Remittance                                                               41,669.50

Total Servicer Remittance                                                        10,803,356.25

-------------------------------------------------------------------------
Distributable Amounts
-------------------------------------------------------------------------

Principal Distribution Amount

Principal Remittance Amount                                                       8,115,805.62
Plus: Supplemental Loan Deposit                                                              -
Plus: Extra Principal Distribution Amount                                                    -
Less: OC Reduction                                                                           -
                                                                                 -------------
Principal Distribution Amount                                                     8,115,805.62

Interest Funds

Interest Remittance                                                               2,645,881.13
Less: Trustee Fee                                                                     2,942.90
                                                                                      --------
Interest Funds                                                                    2,642,938.23

-------------------------------------------------------------------------
Distribution Summary
-------------------------------------------------------------------------

Amounts Available for Distribution

Total Servicer Remittance                                                        10,803,356.25
Investment Income                                                                            -
Corridor Proceeds                                                                            -
Capitalized Interest Account withdrawal                                                      -
Supplemental Loan Deposit                                                                    -
Carryover Reserve Fund withdrawal                                                            -
Other Amounts                                                                                -
                                                                                             -
Total Available                                                                  10,803,356.25

Distribution Payments

Trustee Fee                                                                           2,942.90
Swap Payments                                                                                -
Class Payments                                                                   10,800,413.35
                                                                                 -------------
Total Payments                                                                   10,803,356.25

-------------------------------------------------------------------------
Trust Accounts
-------------------------------------------------------------------------

Distribution Account

Beginning Balance                                                                            -
Deposit                                                                          11,551,611.76
Withdrawal                                                                       11,551,611.76
Ending Balance                                                                               -

Carryover Reserve Account

Beginning Balance                                                                     1,000.00
Deposits                                                                            743,781.34
Withdrawals                                                                         743,781.34
                                                                                    ----------
Ending Balance                                                                        1,000.00

-------------------------------------------------------------------------
Net Rate Carryover Details
-------------------------------------------------------------------------

Net Rate Cap Details

Libor Rate                                                                            5.50500%
Net Rate Cap for Libor Certs                                                          8.36463%

Class        Beginning Balance            Interest Thereon         Current Period Amount      Amount Paid       Ending Amount
A1                           -                           -                             -                -                   -
A2                           -                           -                             -                -                   -
A3                           -                           -                             -                -                   -
M1                           -                           -                             -                -                   -
M2                           -                           -                             -                -                   -
M3                           -                           -                             -                -                   -
M4                           -                           -                             -                -                   -
M5                           -                           -                             -                -                   -
M6                           -                           -                             -                -                   -
M7                           -                           -                             -                -                   -
M8                           -                           -                             -                -                   -
M9                           -                           -                             -                -                   -
B1                           -                           -                             -                -                   -
B2                           -                           -                             -                -                   -
B3                           -                           -                             -                -                   -
Total                       --                          --                            --               --                  --

--------------------------------------------------
Trigger Event Details
--------------------------------------------------

Delinquency Trigger Test

Current Month                                                         2,956,099.24
1 Month Prior                                                                    -
2 Months Prior                                                                   -

Three-month Rolling Delinquency Rate                                     50.00000%
Senior Enhancement Percentage                                             0.00000%
Specified Delinquency Rate Trigger                                        0.00000%

Is Delinquency Trigger Event in Effect?                    NO

Delinquency Trigger Event applicable only on
or after the Step-Down Date

Cumulative Loss Trigger Test

Cumulative Loss Percentage                                                0.00000%
Specified Cumulative Loss Percentage                                      0.00000%

Is Cumulative Loss Trigger Event in Effect?                NO

Cumulative Loss Trigger Event applicable
only on or after the Step-Down Date

Is Trigger Event in Effect?                                NO

Has Stepdown Date been reached?                            NO

--------------------------------------------------
Prepayment Loan Details
--------------------------------------------------

Prepayment Penalties                                                     41,669.50

  Loan ID           Balance               Paid Off Date                       Penalty            State                Rate           Seasoning             Type
  Group I

168531285        283,988.86                    9/6/2007                             -              N/A               8.755                  10     Paid in Full
168531749        184,702.32                   8/30/2007                             -              N/A               8.380                  11     Paid in Full
166106824        196,167.39                   8/15/2007                             -              N/A               8.705                   5     Paid in Full
168522819        976,042.72                   9/10/2007                             -              N/A               8.505                   7     Paid in Full
166106184        212,590.81                   8/28/2007                             -              N/A               8.905                   5     Paid in Full

168529293        183,027.45                    9/7/2007                      1,836.43              N/A               8.005                   6     Paid in Full
165404150        246,384.50                   8/22/2007                             -              N/A               8.055                   6     Paid in Full
132258435        160,158.28                   8/16/2007                             -              N/A               7.905                  25     Paid in Full
168523219        116,023.75                   8/23/2007                             -              N/A               8.570                   5     Paid in Full
160086279        177,774.02                   8/29/2007                             -              N/A               8.375                   9     Paid in Full

168531293        371,516.30                   8/31/2007                             -              N/A               9.380                   9     Paid in Full
166106544        659,206.14                   8/22/2007                             -              N/A               8.555                  12     Paid in Full
168527300        226,654.30                   9/14/2007                             -              N/A               8.945                   5     Paid in Full
168529917        211,855.27                   8/28/2007                             -              N/A               8.630                  11     Paid in Full
168530317        727,543.93                   8/17/2007                      7,242.22              N/A               8.630                  11     Paid in Full

168531069        691,843.28                    9/5/2007                             -              N/A               8.755                  12     Paid in Full
168525187        510,056.22                   9/10/2007                             -              N/A               8.880                  11     Paid in Full
168529004        842,609.96                   8/21/2007                             -              N/A               8.380                   8     Paid in Full
168529381        506,855.04                   9/14/2007                     16,016.63              N/A               7.880                   8     Paid in Full
168523275        140,563.80                   8/30/2007                      5,099.66              N/A               9.005                  10     Paid in Full

168523379         61,231.76                   9/12/2007                             -              N/A               8.505                   8     Paid in Full
165403838         84,317.06                   8/15/2007                             -              N/A               8.355                   6     Paid in Full
168525059        416,406.68                   9/14/2007                             -              N/A               9.195                  12     Paid in Full
168531837        326,788.61                   9/11/2007                     11,474.56              N/A               8.755                   9     Paid in Full
168523147        614,065.35                   8/20/2007                             -              N/A               8.755                   7     Paid in Full

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Stratification Tables
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                      Number of Items          Percent of Items           Principal Balance            Percent of Balance
            less than or equal to                                                                                             -                     0                     0.000                           -                         0.000
                                -                                                                        -            25,000.00                     0                     0.000                           -                         0.000
                        25,000.00                                                                        -            50,000.00                     1                     0.091                   31,104.99                         0.008
                        50,000.00                                                                        -            75,000.00                     6                     0.545                  419,522.52                         0.109
                        75,000.00                                                                        -           100,000.00                    16                     1.453                1,431,157.90                         0.372
                       100,000.00                                                                        -           125,000.00                    35                     3.179                4,020,649.22                         1.046
                       125,000.00                                                                        -           150,000.00                    48                     4.360                6,614,514.63                         1.721
                       150,000.00                                                                        -           175,000.00                    62                     5.631               10,121,563.02                         2.634
                       175,000.00                                                                        -           200,000.00                    66                     5.995               12,346,645.57                         3.213
                       200,000.00                                                                        -           225,000.00                    79                     7.175               16,757,680.14                         4.361
                       225,000.00                                                                        -           250,000.00                    69                     6.267               16,304,736.21                         4.243
                       250,000.00                                                                        -           275,000.00                    66                     5.995               17,226,555.93                         4.483
                       275,000.00                                                                        -           300,000.00                    63                     5.722               18,185,051.68                         4.732
                       300,000.00                                                                        -           325,000.00                    77                     6.994               24,017,752.46                         6.250
                       325,000.00                                                                        -           350,000.00                    58                     5.268               19,478,578.63                         5.069
                       350,000.00                                                                        -           375,000.00                    49                     4.450               17,681,503.95                         4.601
                       375,000.00                                                                        -           400,000.00                    39                     3.542               15,068,182.96                         3.921
                       400,000.00                                                                        -           425,000.00                    43                     3.906               17,719,713.89                         4.611
                       425,000.00                                                                        -           450,000.00                    51                     4.632               22,205,611.02                         5.779
                       450,000.00                                                                        -           475,000.00                    45                     4.087               20,856,402.06                         5.428
                       475,000.00                                                                        -           500,000.00                    40                     3.633               19,480,318.24                         5.069
                       500,000.00                                                                        -           525,000.00                    30                     2.725               15,365,575.74                         3.999
                       525,000.00                                                                        -           550,000.00                    26                     2.361               13,958,472.11                         3.632
                       550,000.00                                                                        -           575,000.00                    21                     1.907               11,813,156.83                         3.074
                       575,000.00                                                                        -           600,000.00                    16                     1.453                9,420,643.58                         2.452
                       600,000.00                                                                        -           625,000.00                    17                     1.544               10,457,859.98                         2.721
                       625,000.00                                                                        -           650,000.00                    10                     0.908                6,374,120.22                         1.659
                       650,000.00                                                                        -           675,000.00                    24                     2.180               15,875,951.16                         4.131
                       675,000.00                                                                        -           700,000.00                     6                     0.545                4,113,725.37                         1.071
                       700,000.00                                                                        -           725,000.00                     1                     0.091                  713,295.85                         0.186
                       725,000.00                                                                        -           750,000.00                     0                     0.000                           -                         0.000
                       750,000.00                                                                        -           775,000.00                     6                     0.545                4,561,678.73                         1.187
                       775,000.00                                                                        -           800,000.00                     4                     0.363                3,149,302.86                         0.820
                     greater than                                                                                    800,000.00                    27                     2.452               28,499,286.34                         7.416
                                                                                                               Wgt Ave / Total:                  1101                   100.000              384,270,313.79                       100.000

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                      Number of Items          Percent of Items           Principal Balance            Percent of Balance
            less than or equal to                                                                                5.000000000000                     0                     0.000                           -                         0.000
                   5.000000000000                                                                        -       5.501000000000                     0                     0.000                           -                         0.000
                   5.501000000000                                                                        -       6.001000000000                     0                     0.000                           -                         0.000
                   6.001000000000                                                                        -       6.501000000000                     1                     0.091                  504,474.42                         0.131
                   6.501000000000                                                                        -       7.001000000000                     1                     0.091                  428,973.66                         0.112
                   7.001000000000                                                                        -       7.501000000000                    25                     2.271               12,256,721.29                         3.190
                   7.501000000000                                                                        -       8.001000000000                   126                    11.444               45,304,458.66                        11.790
                   8.001000000000                                                                        -       8.501000000000                   378                    34.332              127,829,235.88                        33.265
                   8.501000000000                                                                        -       9.001000000000                   475                    43.143              164,344,504.47                        42.768
                   9.001000000000                                                                        -       9.501000000000                    80                     7.266               29,206,147.88                         7.600
                   9.501000000000                                                                        -      10.001000000000                    15                     1.362                4,395,797.53                         1.144
                  10.001000000000                                                                        -      10.501000000000                     0                     0.000                           -                         0.000
                  10.501000000000                                                                        -      11.001000000000                     0                     0.000                           -                         0.000
                  11.001000000000                                                                        -      11.501000000000                     0                     0.000                           -                         0.000
                  11.501000000000                                                                        -      12.001000000000                     0                     0.000                           -                         0.000
                  12.001000000000                                                                        -      12.501000000000                     0                     0.000                           -                         0.000
                     greater than                                                                               12.501000000000                     0                     0.000                           -                         0.000
                                                                                                               Wgt Ave / Total:                  1101                   100.000              384,270,313.79                       100.000

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       Location       Number of Items          Percent of Items           Principal Balance            Percent of Balance
                                                                                                                             CA                     0                     0.000                           -                         0.000
                                                                                                                             FL                     0                     0.000                           -                         0.000
                                                                                                                             AZ                     0                     0.000                           -                         0.000
                                                                                                                             VA                     0                     0.000                           -                         0.000
                                                                                                                             WA                     0                     0.000                           -                         0.000
                                                                                                                             CO                     0                     0.000                           -                         0.000
                                                                                                                         Others                  1101                   100.000              384,270,313.79                       100.000
                                                                                                               Wgt Ave / Total:                  1101                   100.000              384,270,313.79                       100.000

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                      Number of Items          Percent of Items           Principal Balance            Percent of Balance
            less than or equal to                                                                                           120                     0                     0.000                           -                         0.000
                              120                                                                        -                  180                     0                     0.000                           -                         0.000
                              180                                                                        -                  300                     0                     0.000                           -                         0.000
                              300                                                                        -                  360                   832                    75.568              279,550,151.65                        72.748
                     greater than                                                                                           360                   269                    24.432              104,720,162.14                        27.252
                                                                                                               Wgt Ave / Total:                  1101                   100.000              384,270,313.79                       100.000

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                      Number of Items          Percent of Items           Principal Balance            Percent of Balance
            less than or equal to                                                                                             -                     0                     0.000                           -                         0.000
                                -                                                                        -           100,000.00                    22                     1.998                1,782,015.07                         0.464
                       100,000.00                                                                        -           200,000.00                   213                    19.346               33,403,616.52                         8.693
                       200,000.00                                                                        -           300,000.00                   283                    25.704               70,385,132.39                        18.317
                       300,000.00                                                                        -           400,000.00                   221                    20.073               76,140,531.59                        19.814
                       400,000.00                                                                        -           500,000.00                   179                    16.258               80,765,468.46                        21.018
                       500,000.00                                                                        -           600,000.00                    88                     7.993               48,048,329.25                        12.504
                       600,000.00                                                                        -           700,000.00                    57                     5.177               36,821,656.73                         9.582
                       700,000.00                                                                        -           800,000.00                    11                     0.999                8,424,277.44                         2.192
                       800,000.00                                                                        -           900,000.00                    11                     0.999                9,437,545.24                         2.456
                       900,000.00                                                                        -         1,000,000.00                     4                     0.363                3,723,191.41                         0.969
                     1,000,000.00                                                                        -         1,100,000.00                     6                     0.545                6,211,823.30                         1.617
                     1,100,000.00                                                                        -         1,200,000.00                     2                     0.182                2,327,258.74                         0.606
                     1,200,000.00                                                                        -         1,300,000.00                     1                     0.091                1,216,929.13                         0.317
                     1,300,000.00                                                                        -         1,400,000.00                     0                     0.000                           -                         0.000
                     1,400,000.00                                                                        -         1,500,000.00                     1                     0.091                1,428,825.74                         0.372
                     1,500,000.00                                                                        -         1,600,000.00                     1                     0.091                1,517,407.79                         0.395
                     1,600,000.00                                                                        -         1,700,000.00                     0                     0.000                           -                         0.000
                     1,700,000.00                                                                        -         1,800,000.00                     0                     0.000                           -                         0.000
                     1,800,000.00                                                                        -         1,900,000.00                     0                     0.000                           -                         0.000
                     1,900,000.00                                                                        -         2,000,000.00                     0                     0.000                           -                         0.000
                     greater than                                                                                  2,000,000.00                     1                     0.091                2,636,304.99                         0.686
                                                                                                               Wgt Ave / Total:                  1101                   100.000              384,270,313.79                       100.000

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                      Number of Items          Percent of Items           Principal Balance            Percent of Balance
            less than or equal to                                                                                0.000000000000                     0                     0.000                           -                         0.000
                   0.000000000000                                                                        -       0.500000000000                     0                     0.000                           -                         0.000
                   0.500000000000                                                                        -       1.000000000000                     0                     0.000                           -                         0.000
                   1.000000000000                                                                        -       1.500000000000                     0                     0.000                           -                         0.000
                   1.500000000000                                                                        -       2.000000000000                     0                     0.000                           -                         0.000
                   2.000000000000                                                                        -       2.500000000000                     0                     0.000                           -                         0.000
                   2.500000000000                                                                        -       3.000000000000                     0                     0.000                           -                         0.000
                   3.000000000000                                                                        -       3.500000000000                     0                     0.000                           -                         0.000
                   3.500000000000                                                                        -       4.000000000000                     0                     0.000                           -                         0.000
                   4.000000000000                                                                        -       4.500000000000                     0                     0.000                           -                         0.000
                   4.500000000000                                                                        -       5.000000000000                     0                     0.000                           -                         0.000
                   5.000000000000                                                                        -       5.500000000000                     0                     0.000                           -                         0.000
                   5.500000000000                                                                        -       6.000000000000                     0                     0.000                           -                         0.000
                   6.000000000000                                                                        -       6.500000000000                     1                     0.091                  504,474.42                         0.131
                   6.500000000000                                                                        -       7.000000000000                     1                     0.091                  428,973.66                         0.112
                   7.000000000000                                                                        -       7.500000000000                    25                     2.271               12,256,721.29                         3.190
                   7.500000000000                                                                        -       8.000000000000                   126                    11.444               45,304,458.66                        11.790
                   8.000000000000                                                                        -       8.500000000000                   378                    34.332              127,829,235.88                        33.265
                   8.500000000000                                                                        -       9.000000000000                   475                    43.143              164,344,504.47                        42.768
                   9.000000000000                                                                        -       9.500000000000                    80                     7.266               29,206,147.88                         7.600
                   9.500000000000                                                                        -      10.000000000000                    15                     1.362                4,395,797.53                         1.144
                     greater than                                                                               10.000000000000                     0                     0.000                           -                         0.000
                                                                                                               Wgt Ave / Total:                  1101                   100.000              384,270,313.79                       100.000

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                      Number of Items          Percent of Items           Principal Balance            Percent of Balance
            less than or equal to                                                                                           120                     0                     0.000                           -                         0.000
                              120                                                                        -                  180                     0                     0.000                           -                         0.000
                              180                                                                        -                  300                     0                     0.000                           -                         0.000
                              300                                                                        -                  360                   832                    75.568              279,550,151.65                        72.748
                     greater than                                                                                           360                   269                    24.432              104,720,162.14                        27.252
                                                                                                               Wgt Ave / Total:                  1101                   100.000              384,270,313.79                       100.000

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                      Number of Items          Percent of Items           Principal Balance            Percent of Balance
            less than or equal to                                                                                             -                     0                     0.000                           -                         0.000
                                -                                                                        -            25,000.00                     0                     0.000                           -                         0.000
                        25,000.00                                                                        -            50,000.00                     1                     0.091                   31,104.99                         0.008
                        50,000.00                                                                        -            75,000.00                     6                     0.545                  419,522.52                         0.109
                        75,000.00                                                                        -           100,000.00                    16                     1.453                1,431,157.90                         0.372
                       100,000.00                                                                        -           125,000.00                    35                     3.179                4,020,649.22                         1.046
                       125,000.00                                                                        -           150,000.00                    48                     4.360                6,614,514.63                         1.721
                       150,000.00                                                                        -           175,000.00                    62                     5.631               10,121,563.02                         2.634
                       175,000.00                                                                        -           200,000.00                    66                     5.995               12,346,645.57                         3.213
                       200,000.00                                                                        -           225,000.00                    79                     7.175               16,757,680.14                         4.361
                       225,000.00                                                                        -           250,000.00                    69                     6.267               16,304,736.21                         4.243
                       250,000.00                                                                        -           275,000.00                    66                     5.995               17,226,555.93                         4.483
                       275,000.00                                                                        -           300,000.00                    63                     5.722               18,185,051.68                         4.732
                       300,000.00                                                                        -           325,000.00                    77                     6.994               24,017,752.46                         6.250
                       325,000.00                                                                        -           350,000.00                    58                     5.268               19,478,578.63                         5.069
                       350,000.00                                                                        -           375,000.00                    49                     4.450               17,681,503.95                         4.601
                       375,000.00                                                                        -           400,000.00                    39                     3.542               15,068,182.96                         3.921
                       400,000.00                                                                        -           425,000.00                    43                     3.906               17,719,713.89                         4.611
                       425,000.00                                                                        -           450,000.00                    51                     4.632               22,205,611.02                         5.779
                       450,000.00                                                                        -           475,000.00                    45                     4.087               20,856,402.06                         5.428
                       475,000.00                                                                        -           500,000.00                    40                     3.633               19,480,318.24                         5.069
                       500,000.00                                                                        -           525,000.00                    30                     2.725               15,365,575.74                         3.999
                       525,000.00                                                                        -           550,000.00                    26                     2.361               13,958,472.11                         3.632
                       550,000.00                                                                        -           575,000.00                    21                     1.907               11,813,156.83                         3.074
                       575,000.00                                                                        -           600,000.00                    16                     1.453                9,420,643.58                         2.452
                       600,000.00                                                                        -           625,000.00                    17                     1.544               10,457,859.98                         2.721
                       625,000.00                                                                        -           650,000.00                    10                     0.908                6,374,120.22                         1.659
                       650,000.00                                                                        -           675,000.00                    24                     2.180               15,875,951.16                         4.131
                       675,000.00                                                                        -           700,000.00                     6                     0.545                4,113,725.37                         1.071
                       700,000.00                                                                        -           725,000.00                     1                     0.091                  713,295.85                         0.186
                       725,000.00                                                                        -           750,000.00                     0                     0.000                           -                         0.000
                       750,000.00                                                                        -           775,000.00                     6                     0.545                4,561,678.73                         1.187
                       775,000.00                                                                        -           800,000.00                     4                     0.363                3,149,302.86                         0.820
                     greater than                                                                                    800,000.00                    27                     2.452               28,499,286.34                         7.416
                                                                                                               Wgt Ave / Total:                  1101                   100.000              384,270,313.79                       100.000

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                                                                                                                                      Number of Items          Percent of Items           Principal Balance            Percent of Balance
            less than or equal to                                                                                5.000000000000                     0                     0.000                           -                         0.000
                   5.000000000000                                                                        -       5.501000000000                     0                     0.000                           -                         0.000
                   5.501000000000                                                                        -       6.001000000000                     0                     0.000                           -                         0.000
                   6.001000000000                                                                        -       6.501000000000                     1                     0.091                  504,474.42                         0.131
                   6.501000000000                                                                        -       7.001000000000                     1                     0.091                  428,973.66                         0.112
                   7.001000000000                                                                        -       7.501000000000                    25                     2.271               12,256,721.29                         3.190
                   7.501000000000                                                                        -       8.001000000000                   126                    11.444               45,304,458.66                        11.790
                   8.001000000000                                                                        -       8.501000000000                   378                    34.332              127,829,235.88                        33.265
                   8.501000000000                                                                        -       9.001000000000                   475                    43.143              164,344,504.47                        42.768
                   9.001000000000                                                                        -       9.501000000000                    80                     7.266               29,206,147.88                         7.600
                   9.501000000000                                                                        -      10.001000000000                    15                     1.362                4,395,797.53                         1.144
                  10.001000000000                                                                        -      10.501000000000                     0                     0.000                           -                         0.000
                  10.501000000000                                                                        -      11.001000000000                     0                     0.000                           -                         0.000
                  11.001000000000                                                                        -      11.501000000000                     0                     0.000                           -                         0.000
                  11.501000000000                                                                        -      12.001000000000                     0                     0.000                           -                         0.000
                  12.001000000000                                                                        -      12.501000000000                     0                     0.000                           -                         0.000
                     greater than                                                                               12.501000000000                     0                     0.000                           -                         0.000
                                                                                                               Wgt Ave / Total:                  1101                   100.000              384,270,313.79                       100.000

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                                                                                                                       Location       Number of Items          Percent of Items           Principal Balance            Percent of Balance
                                                                                                                             CA                     0                     0.000                           -                         0.000
                                                                                                                             FL                     0                     0.000                           -                         0.000
                                                                                                                             AZ                     0                     0.000                           -                         0.000
                                                                                                                             VA                     0                     0.000                           -                         0.000
                                                                                                                             WA                     0                     0.000                           -                         0.000
                                                                                                                             CO                     0                     0.000                           -                         0.000
                                                                                                                         Others                  1101                   100.000              384,270,313.79                       100.000
                                                                                                               Wgt Ave / Total:                  1101                   100.000              384,270,313.79                       100.000

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-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                      Number of Items          Percent of Items           Principal Balance            Percent of Balance
            less than or equal to                                                                                           120                     0                     0.000                           -                         0.000
                              120                                                                        -                  180                     0                     0.000                           -                         0.000
                              180                                                                        -                  300                     0                     0.000                           -                         0.000
                              300                                                                        -                  360                   832                    75.568              279,550,151.65                        72.748
                     greater than                                                                                           360                   269                    24.432              104,720,162.14                        27.252
                                                                                                               Wgt Ave / Total:                  1101                   100.000              384,270,313.79                       100.000

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